SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): July 21, 2003


                             Horizon Financial Corp.
                             -----------------------
             (Exact name of registrant as specified in its charter)



        Washington                    0-27062                 91-1695422
 ---------------------------         ----------           ------------------
 State or other jurisdiction         Commission           (I.R.S. Employer
      of incorporation               File Number          Identification No.)



1500 Cornwall Avenue, Bellingham, Washington                        98225
--------------------------------------------                     -----------
(Address of principal executive offices)                          (Zip Code)



      Registrant's telephone number (including area code)  (360) 733-3050



                                 Not Applicable
-----------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

      (c)    Exhibits

      99.1   Press Release of Horizon Financial Corp. dated July 21, 2003.

Item 9.  Regulation FD Disclosure
---------------------------------

     On July 21, 2003, Horizon Financial Corp. issued its earnings release for the first quarter ended June 30, 2003. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

     The information being furnished under this "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition."

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   HORIZON FINANCIAL CORP.



DATE: July 23, 2003                By: /s/ V. Lawrence Evans
                                      ---------------------------
                                      V. Lawrence Evans
                                      President and Chief Executive Officer

                                  Exhibit 99.1

                         Press Release Dated July 21, 2003

            Horizon Financial Reports Record First Quarter Profits; Loan Production Nearly Doubles, Credit Quality Remains Solid

BELLINGHAM, WA - July 21, 2003 - Horizon Financial Corp. (Nasdaq: HRZB) today reported that outstanding loan production contributed to 19% revenue growth and record profits in the first quarter of fiscal 2004. Balance sheet management contributed to an expanded net interest margin at the Northwest Washington-based Horizon Bank, and credit quality remains exemplary.

Management will host a conference call today, July 21, at 1:30 pm PDT to discuss first quarter results. Current and potential investors should dial 303-262-2075 to access the live call. A replay, which will be archived for a week, can be heard by calling 303-590-3000 using passcode 544218. Horizon also hosts its Annual Meeting of Shareholders tomorrow, July 22, at 1:00 pm in Fox Hall at the Hampton Inn in Bellingham.

In the quarter ended June 30, 2003, earnings per share grew 19% to $0.31 per diluted share, from $0.26 per share a year ago. Net income increased 16% to $3.3 million, compared to $2.9 million in the first quarter last year. Return on average equity increased to 12.4%, from 11.3%, and return on average assets increased to 1.62%, compared to 1.47% a year ago.

Total revenue (net interest income before the provision for loan losses plus non-interest income) grew 19% to $10.4 million, compared to $8.7 million a year ago.

"We have continued to focus on shifting our balance sheet to that of a community commercial bank," stated V. Lawrence Evans, Chairman and CEO. "Total loan originations nearly doubled to $178 million in the quarter, including a much greater concentration of higher-yielding loans. Commercial and commercial real estate loan production more than quadrupled to $87 million, representing nearly half of all new loans. In the first quarter last year, we originated $20 million in commercial loans, which was 22% of total production."

Commercial and commercial real estate loans grew to 62% of the portfolio, from 46% at the end of the first quarter last year. Single-family residential loans now represent 33% of net loans, compared to 49% a year ago. Consumer loans have grown moderately, but have remained at 5% of total loans.

Horizon has increased its reserve for loan losses by 43% in the last year to $8.8 million at quarter-end, representing 1.46% of net loans. A year ago the reserve was $6.1 million, or 1.10% of net loans. The provision for loan losses increased to $525,000, from $300,000 in the first quarter last year, and net charge offs were $263,000 in the quarter of 2003, compared to $40,000 a year ago.

"Our ongoing loan portfolio transformation has resulted in a higher concentration of commercial and commercial real estate loans, and a decreased dependence on single-family mortgages," added Dennis Joines, President and COO. "In order to reflect the current portfolio mix, we have built up our loan loss reserves, and at this level are comfortable with our coverage."

Non-performing loans (NPLs) were $349,000 at the end of the first quarter, representing just 0.06% of net loans. A year ago, NPLs were $451,000, or 0.08% of net loans. Total non-performing assets (NPAs) were $502,000 at June 30, 2003, compared to NPAs of $451,000 a year earlier, and remained flat year-over-year at 0.06% of total assets.

"On the liability side, we are decreasing our cost of funds by growing demand deposits while decreasing our dependence on CDs," Evans said. "At the end of the first quarter, low-cost liquid deposits accounted for 41% of total deposits, up from 39% of deposits the prior year. This balance sheet management contributed to a net interest margin of 4.30% in the quarter, compared to 3.99% a year ago."

                                    (more)

As a result of the lower interest expense, net interest income grew 13% to $8.1 million for the quarter, compared to $7.2 million a year ago. Non-interest income for the first quarter grew 49% to $2.3 million, from $1.5 million in the first quarter last year, due to an increase in fee-based services and gains on sale of single-family mortgage loans. Non-interest expense grew 18% to $4.9 million in the quarter, from $4.2 million a year ago, largely a result of increased overhead, including compensation and employee benefits. In the past year, Horizon has added Commercial Banking Centers in Burlington, Bellingham and Everett, and a Mortgage Loan Center in Snohomish.

"Despite the growth in our infrastructure, we have managed to keep expenses in line with income," Joines said. "Our efficiency ratio improved slightly to 47.3% in the quarter, compared to 47.8% a year ago. While we will continue to look for opportunities to build our branch network, we have targeted maintaining an efficiency ratio under 50%."

At the end of the first quarter of fiscal 2004, book value per share was $10.22 compared to $9.54 a year earlier, and tangible book value was $10.13, up from $9.39 a year ago. Horizon repurchased 77,300 shares at an average price of $16.16 per share during the quarter.

Horizon Financial Corp. is an $823 million, state-chartered bank holding company headquartered in Bellingham, Washington. The Corporation's primary subsidiary, Horizon Bank, operates 16 full-service offices, three commercial loan centers and two real estate loan centers throughout Whatcom, Skagit and Snohomish Counties.



Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include the ability to successfully target new commercial business and expand existing relationships, the ability to manage expenses and the efficiency ratio, continued expansion or maintenance of the net interest margin, the ability to grow demand deposits, interest rate risk, loan quality and the ability to recover loan losses, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's SEC filings. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

                                     (more)

CONSOLIDATED STATEMENTS OF INCOME           Quarter Ended June 30,
(unaudited)                            2003         2002          Change
-----------------------------------------------------------------------------
Interest income:
  Interest on loans                $    10,819   $    11,072
  Interest and dividends on
   investment and mortgage
   backed securities                     1,440         1,446
                                   -----------   -----------
    Total interest income               12,259        12,518        -2%

Interest expense:
  Interest on deposits                   3,572         4,957
  Interest on borrowings                   564           361
                                   -----------   -----------
    Total interest expense               4,136         5,318       -22%
                                   -----------   -----------
    Net interest income                  8,123         7,200        13%

  Provision for loan losses                525           300        75%
                                   -----------   -----------
    Net interest income after
     provision for loan losses           7,598         6,900        10%

Non-interest income:
  Service fees                             973           557
  Net gain/(loss) on sales of
   loans - servicing released              795           405
  Net gain/(loss) on sales of
   loans - servicing retained                2            63
  Net gain/(loss) on sales of
   investment securities                     4            62
  Other                                    492           432
                                   -----------   -----------
    Total non-interest income            2,266         1,519        49%

Non-interest expense:
  Compensation and employee benefits     2,779         2,244
  Building occupancy                       606           590
  Other expenses                         1,237           868
  Data processing                           82           248
  Advertising                              212           214
                                   -----------   -----------
    Total non-interest expense           4,916         4,164        18%

Income before provision for income
 taxes                                   4,948         4,255        16%
Provision for income taxes               1,627         1,401        16%
                                   -----------   -----------
Net income                         $     3,321   $     2,854        16%
                                   ===========   ===========

Earnings per share:
  Basic earnings per share         $      0.31   $      0.27
  Diluted EPS                      $      0.31   $      0.26

Weighted average shares outstanding:
  Basic                             10,551,570    10,742,299
  Common stock equivalents             218,897       173,544
                                   -----------   -----------
  Diluted                           10,770,467    10,915,843
                                   -----------   -----------

                                    (more)

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   June 30,   March 31,   June 30,   One Year
                                     2003       2003        2002       Change
-----------------------------------------------------------------------------
Assets:                          (unaudited)            (unaudited)
  Cash and due from banks          $ 18,001   $ 15,084    $ 13,522      33%
  Interest-bearing deposits          28,328     59,929      65,171     -57%
  Investment securities - AFS        78,706     74,561      66,484      18%
  Investment securities - HTM           369        369         369       0%
  Mortgage-backed securities - AFS   44,491     37,921      32,392      37%
  Mortgage-backed securities - HTM    2,306      2,793       3,886     -41%
  Federal Home Loan Bank stock        6,749      6,639       6,336       7%
  Gross loans receivable            609,559    590,775     564,629       8%
  Reserve for loan losses            (8,768)    (8,506)     (6,146)     43%
                                   --------   --------    --------
  Net loans receivable              600,791    582,269     558,483       8%
  Loans held for sale                 6,405      2,838       2,092     206%
  Accrued interest and dividends
   receivable                         4,251      4,621       4,573      -7%
  Property and equipment, net        16,760     15,934      15,391       9%
  Real estate owned                     153      1,072           0      n/a
  Other assets                       15,524     15,842      14,138      10%
                                   --------   --------    --------
    Total assets                   $822,834   $819,872    $782,837       5%
                                   ========   ========    ========

Deposits                           $643,651   $646,722    $638,013       1%
  Securities sold under
   agreements to repurchase               0          0           0      n/a
  Other borrowed funds               53,143     53,763      20,801      85%
  Accounts payable and other
   liabilities                       12,672      8,048       7,840      62%
  Advances by borrowers for taxes
   and insurance                        244        987         399     -39%
  Deferred compensation               1,691      1,671       1,603       5%
  Net deferred income tax
   liabilities                        1,557      1,531       2,503     -38%
  Federal income tax payable          2,333        906       1,715      36%
                                   --------   --------    --------
    Total liabilities              $715,291   $713,628    $680,874       5%

Stockholders' equity:
  Serial preferred stock, $1.00
   par value; 10,000,000 shares
   authorized, none issued or
   outstanding
  Common stock, $1.00 par value;
   30,000,000 shares authorized;
   10,519,707, 10,550,113, and
   10,690,871 shares issued
   and outstanding                   10,520     10,550      10,691      -2%
  Paid-in capital                    57,305     57,353      57,884      -1%
  Retained earnings                  33,856     32,528      28,686      18%
  Accumulated other comprehensive
   income                             6,078      6,029       4,990      22%
  Debt related to ESOP                 (216)      (216)       (288)    -25%
                                   --------   --------    --------
    Total stockholders' equity      107,543    106,244     101,963       5%
                                   --------   --------    --------
    Total liabilities and
     stockholders' equity          $822,834   $819,872    $782,837       5%
                                   ========   ========    ========

Intangible assets:
  Good will                        $    545   $    545    $    560      -3%
  Mortgage servicing assets             483        616         996     -52%
                                   --------   --------    --------
  Total Intangible assets          $  1,028   $  1,161    $  1,556     -34%
                                   ========   ========    ========

                                     (more)

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CONSOLIDATED FINANCIAL RATIOS         Quarter Ended June 30,
(unaudited)                            2003          2002
------------------------------------------------------------
Return on average assets               1.62%         1.47%
Return on average equity              12.43%        11.27%
Efficiency Ratio                      47.32%        47.76%
Net interest margin                    4.30%         3.99%
Net interest spread                    4.10%         3.71%
Equity-to-assets ratio                13.07%        13.02%
Equity-to-deposits ratio              16.71%        15.98%
Book value per share                 $10.22        $ 9.54
Tangible book value per share        $10.13        $ 9.39

ALLOWANCE FOR LOAN LOSSES              Quarter Ended June 30,
(unaudited)                             2003           2002
-------------------------------------------------------------
Balance at beginning of period         $8,506         $5,887
Provision for loan losses                 525            300
Charge off (net of recoveries)           (263)           (40)
                                       ------         ------
Balance at end of period               $8,768         $6,147

NON-PERFORMING ASSETS                  Quarter Ended June 30,
(unaudited)                             2003           2002
-------------------------------------------------------------
Accruing loans - 90 days past due      $ 349          $ 451
Non-accrual loans                          0              0
Restructured loans                         0              0
                                       -----          -----
Total non-performing loans             $ 349          $ 451
Total non-performing loans/net loans    0.06%          0.08%
REO                                    $ 153          $   -
                                       -----          -----
Total non-performing assets            $ 502          $ 451
Total non-performing assets/total
 assets                                 0.06%          0.06%

DEPOSITS               June 30, 2003      March 31, 2003     June 30, 2003
--------------------------------------------------------------------------
Demand Deposits         (unaudited)                           (unaudited)
  Savings              $ 38,526    6%     $ 38,455    6%    $ 36,737    6%
  Checking               66,298   10%       66,169   10%      48,608    8%
  Checking-non-interest  35,002    6%       28,052    4%      26,563    4%
  Money Market          122,759   19%      125,805   20%     135,927   21%
                       --------------------------------------------------
Subtotal                262,585   41%      258,481   40%     247,835   39%

CD's
  Under $100,000        252,194   39%      258,623   40%     268,995   42%
  >=$100,00             128,872   20%      129,618   20%     121,183   19%
                       --------------------------------------------------
Total CD's              381,066   59%      388,241   60%     390,178   61%

                       --------------------------------------------------
Total                  $643,651  101%     $646,722  100%    $638,013  100%
                       ==================================================

                                   (more)

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AVERAGE BALANCES                   Quarter Ended June 30,
(unaudited)                         2003            2002
---------------------------------------------------------
Loans                              $591,790      $568,122
Investments and mortgage backed
 securities                         163,312       153,202
                                   --------      --------
    Total interest-earning assets   755,102       721,324

Deposits                            640,068       631,175
Borrowings                           53,940        29,361
                                   --------      --------
    Total interest-bearing
     liabilities                    694,008       660,536

Average assets                      821,353       777,450
Average Stockholders' equity       $106,893      $101,281


WEIGHTED AVERAGE INTEREST RATES       Quarter Ended June 30,
(unaudited)                           2003             2002
------------------------------------------------------------
Yield on loans                        7.31%            7.79%
Yield on investments                  3.54%            3.79%
  Yield on interest-earning assets    6.49%            6.94%

Cost of deposits                      2.24%            3.15%
Cost of borrowings                    4.19%            4.87%
  Cost of interest-bearing
   liabilities                        2.39%            3.23%

Net Interest Spread                   4.10%            3.71%
Net Interest Margin                   4.30%            3.99%


LOANS                  June 30, 2003      March 31, 2003       June 30, 2003
-----------------------------------------------------------------------------
1-4 Mortgage            (unaudited)                             (unaudited)
  1-4 Family            $298,764           $354,590            $483,311
  1-4 Family
   construction           28,742             28,035              38,567
  Participations sold   (109,249)          (141,275)           (220,746)
                        --------           --------            --------
Subtotal                 218,257            241,350             301,132

Comm. construction/
 land dev                 56,187             66,112              93,015
Residential Comm. RE      69,954             56,930              28,192
Non Residential Comm. RE 199,864            182,158             124,601
Commercial loans          67,513             54,132              35,769
Home equity secured       25,427             22,729              23,604
Other consumer land        6,463              6,887               5,706
                        --------           --------            --------
Subtotal                 425,408            388,948             310,887
                        --------           --------            --------
Subtotal                 643,665            630,298             612,019
Less:
  Deferred fees           (4,584)            (4,845)             (5,592)
  Loan loss reserve       (8,768)            (8,506)             (6,147)
  Loans in process       (29,522)           (34,678)            (41,797)
                        --------           --------            --------
Total loans receivable  $600,791           $582,269            $558,483
                        ========           ========            ========

Net residential loans    199,188   33%      221,722   38%       275,037   49%
Net commercial loans      66,216   11%       53,082    9%        35,217    7%
Net commercial RE loans  304,070   51%      278,403   48%       219,315   39%
Net consumer loans        31,317    5%       29,062    5%        28,914    5%
                        ----------------------------------------------------
                         600,791  100%      582,269  100%       558,483  100%
                        ====================================================

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